UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-1927 (Commission File Number)	34-0253240 (I.R.S. Employer Identification Number)

1144 East Market Street, Akron, Ohio 44316-0001
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (330) 796-2121

Item 7(c). Exhibits.

Designation of
Exhibits in this Report	Description of Exhibit
99.1	News Release dated July 21, 2004.

Item 9. Regulation FD Disclosure

A. Introduction

     On July 21, 2004, The Goodyear Tire & Rubber Company issued a press release announcing that it intends to refinance its $680 million senior secured U.S. revolving credit facility, which matures on April 30, 2005. The new $500 million senior secured funded credit facility, which is expected to mature in 2007, will be secured by the same collateral as the senior secured U.S. revolving credit facility it replaces. The transaction is subject to market conditions and the execution of definitive documentation and is expected to close in August. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Item 9 of this Current Report on Form 8-K is being provided to the proposed lenders under the new secured facility. The Company is filing this Current Report on Form 8-K to comply with its obligations under Regulation FD of the Securities Act of 1933.

B. Supplemental Information

Certain Collateral Information

     The stock of certain foreign subsidiaries is pledged as collateral under the Company’s senior secured credit facilities and is proposed to be pledged as collateral securing the new $500 million senior secured funded credit facility. For the twelve months ended March 31, 2004, the aggregate sales less cost of goods sold less selling, administrative and general expense plus depreciation and amortization of these foreign subsidiaries was $261 million. As of March 31, 2004, these foreign subsidiaries had outstanding indebtedness of $19 million.

Certain Historical Financial Information

     Our Consolidated EBITDA for the years ended 2001 and 2002 is presented below. Other companies may calculate similarly titled measures differently than Goodyear does. Certain line items are presented as defined in the Company’s senior secured credit facilities, and do not reflect amounts as presented in its Consolidated Statement of Operations.

     We have presented Consolidated EBITDA because it is a financial measure that is calculated in a manner consistent with the calculation of “Consolidated EBITDA” under our senior secured credit facilities, as more fully described in our Form 10-K for the year ended December 31, 2003.

     Consolidated EBITDA is a non-GAAP financial measure that is presented not as a measure of operating results, but rather as a measure of the Company’s ability to service debt. It should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities. The Company’s failure to comply with the financial covenants in its senior secured credit facilities could have a material adverse effect on its liquidity and operations. Accordingly, management believes that the presentation of Consolidated EBITDA will provide investors with information needed to assess the Company’s ability to continue to comply with these covenants.

(In millions)	2001	2002
Net Loss	$(254.1)	$(1,227.0)
Consolidated Interest Expense	336.3	269.8
Income Tax	(83.8)	1,213.3
Depreciation and Amortization Expense	638.1	604.7

EBITDA	636.5	860.8

Credit Agreement Adjustments:
Other (Income) and Expense	(21.6)	4.7
Foreign Currency Exchange	10.0	(9.7)
Equity in (Earnings) Losses of Affiliates	39.7	13.2
Minority Interest in Net Income (Loss) of Subsidiaries	(3.3)	55.3
Non-cash Extraordinary Gains	—	—
Non-cash Non-recurring Items	—	—
Rationalizations	210.3	5.5
Less Excess Cash Rationalization Charges[1]	n/a	n/a

Consolidated EBITDA	$871.6	$929.8

1	“Excess Cash Rationalization Charges” is a defined term in the Company’s April 1, 2003 credit facilities and only contemplates cash expenditures with respect to rationalization charges recorded on the consolidated income statement after April 1, 2003. As a result, amounts incurred prior to April 1, 2003 are not applicable.

Item 12. Results of Operations and Financial Condition.

     On July 21, 2004, The Goodyear Tire & Rubber Company issued a press release reporting certain preliminary results for its fiscal quarter ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

LIMITATION ON INCORPORATION BY REFERENCE

     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FORWARD LOOKING INFORMATION — SAFE HARBOR STATEMENT

     Certain information set forth herein and in the exhibit attached hereto (other than historical data and information) may constitute forward-looking statements regarding events and trends that may affect our future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the particular statement. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including:

•	we have not yet completed the implementation of our plan to improve our internal controls and may be unable to remedy certain internal control weaknesses identified by our external auditors and take other actions in time to meet the March 1, 2005 deadline for complying with Section 404 of the Sarbanes-Oxley Act of 2002;

•	pending litigation relating to our restatement could have a material adverse effect on our financial condition;

•	an ongoing SEC investigation regarding our accounting restatement could materially adversely affect us;

•	we have experienced significant losses in 2001, 2002 and 2003. We cannot assure you that we will be able to achieve future profitability. Our future profitability is dependent upon our ability to successfully implement our turnaround strategy for our North American Tire segment and our previously announced rationalization actions;

•	we face significant global competition, including increasingly from lower cost manufacturers, and our market share could decline;

•	our secured credit facilities limit the amount of capital expenditures that we may make;

•	higher raw material and energy costs may materially adversely affect our operating results and financial condition;

•	continued pricing pressures from vehicle manufacturers may materially adversely affect our business;

•	our financial position, results of operations and liquidity could be materially adversely affected if we experience a labor strike, work stoppage or other similar difficulty;

•	decline in the value of the securities held by our employee benefit plans or a decline in interest rates would increase our pension expense and underfunding levels. Termination by the Pension Benefit Guaranty Corporation of any of our U.S. pension plans would further increase our pension expense and could result in additional liens on material amounts of our assets;

•	our long-term ability to meet current obligations and to repay maturing indebtedness, including long-term debt maturing in 2005 and 2006 of approximately $1.23 billion and $1.95 billion as of March 31, 2004, respectively, is dependent on our ability to access capital markets in the future and to improve our operating results;

•	we have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health;

•	any failure to be in compliance with any material provision or covenant of our secured credit facilities and the indenture governing our senior secured notes could have a material adverse effect on our liquidity and our operations;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly;

•	if we fail to manage healthcare costs successfully, our financial results may be materially adversely affected;

•	we may incur significant costs in connection with product liability and other tort claims;

•	our reserves for product liability and other tort claims and our recorded insurance assets are subject to various uncertainties, the outcome of which may result in our actual costs being significantly higher than the amounts recorded;

•	we may be required to deposit cash collateral to support an appeal bond if we are subject to a significant adverse judgment, which may have a material adverse effect on our liquidity;

•	we are subject to extensive government regulations that may materially adversely affect our ongoing operating results;

•	our international operations have certain risks that may materially adversely affect our operating results;

•	the terms and conditions of our global alliance with Sumitomo Rubber Industries, Ltd. (SRI) provide for certain exit rights available to SRI upon the occurrence of certain events, which could require us to make a substantial payment to acquire SRI’s interest in certain of our joint venture alliances (which include much of our operations in Europe);

•	we have foreign currency translation and transaction risks that may materially adversely affect our operating results; and

•	if we are unable to attract and retain key personnel, our business could be materially adversely affected.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: July 21, 2004	By:	/s/ Richard J. Kramer

Richard J. Kramer
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of The Goodyear Tire & Rubber Company.